                                                                    Exhibit 10.8

                                 PROMISSORY NOTE

$2,000,000.00                                                 New York, New York

Dated: December 14, 2004

     WHEREAS,  Everlast Worldwide Inc.  ("Everlast") having a principal place of business at 1350  Broadway,  Suite 2300,  New York, New York 10018 has agreed to pay to Ben Nadorf (the "Holder"), the sum of TWO MILLION ($2,000,000.00) DOLLARS
pursuant to the terms of this Promissory Note; it is

     NOW, THEREFORE, agreed as follows:

     FOR VALUE RECEIVED,  Everlast promises to pay to the order of Holder at his office,  or such other  place as may be  designated  in  writing by Holder,  the principal  sum of TWO  MILLION  ($2,000,000.00)  DOLLARS  which sum  shall  bear interest on the unpaid principal  balance at the fixed rate of nine and one-half percent  (9.5%) per annum from  December 15, 2004 through  December 14, 2007 and ten percent  (10%) per annum from  December 15, 2007 through  December 14, 2008, computed on the basis of a three  hundred  sixty-five  (365) day year.  Interest payments shall be made to Holder by Everlast on the 14th day of December of each year  through  December  14,  2008.  The full  amount of this  Promissory  Note, including the unpaid principal and any accrued and unpaid interest, shall be due and payable four (4) years from the date  hereof.  This  Promissory  Note may be prepaid,  in whole or in part,  at  anytime  without  penalty  at the  option of
Everlast.

     This is the Promissory  Note referred to in that certain  Agreement of even date made by and between  Everlast and Holder and, as such, is subject to all of the terms and conditions contained in the Agreement. To the extent that there is a conflict  between the terms hereof and those  contained in the Agreement,  the terms of the Agreement shall prevail.

     Presentment for payment, notice of dishonor or default,  protest and notice of protest on payments of principal  and interest are hereby waived by Everlast.
The provisions of this Note shall be interpreted  and all rights and obligations shall be determined, in accordance with the Laws of the State of New York.

     Everlast  and  Holder  hereby  agree that any  action  arising  out of this
Promissory  Note  shall be held in the New York  State  Courts in the  County of
Manhattan,  State of New York, or the Federal Court in the Southern  District of
New York.

     This Promissory  Note may not be changed or terminated  except by a written instrument duly executed by Holder.

                                             EVERLAST WORLDWIDE, INC.

                                             By:
                                                 -------------------------------
                                                 George Q Horowitz
                                                 President and CEO